EX-99.1

TRADED: NYSE (IEX)

For further information:
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

TUESDAY, JULY 25, 2017

IDEX REPORTS RECORD SECOND QUARTER ORDERS, SALES AND EPS;
RAISES FULL YEAR GUIDANCE

LAKE FOREST, IL, JULY 25 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2017.

Second Quarter 2017 Highlights

•	Orders were up 11 percent overall and 9 percent organically

•	Sales were up 4 percent overall and 3 percent organically

•	Operating margin was 21.8 percent, up 110 basis points

•	EPS was $1.08, up 9 cents, or 9 percent

Second Quarter 2017
Orders of $585.7 million were up 11 percent (+9 percent organic, +3 percent acquisitions/divestitures and -1 percent foreign currency translation) compared with the prior year period.

Sales of $573.4 million were up 4 percent (+3 percent organic, +3 percent acquisitions/divestitures and -2 percent foreign currency translation) compared with the prior year period.

Gross margin of 44.8 percent was up 40 basis points from the prior year period. Excluding a $3.6 million fair value inventory step-up charge from the prior year period, gross margin would have been down 30 basis points primarily due to higher engineering investments related to organic growth initiatives and the effects from some isolated supply chain challenges.

Operating income of $125.1 million resulted in an operating margin of 21.8 percent, up 110 basis points from the prior year period. The increase in operating margin was primarily due to volume leverage, benefits from prior year restructuring initiatives and the inclusion in the prior year of a net $2.6 million charge related to the fair value inventory step-up and the reversal of a remaining contingent consideration. Operating income drove EBITDA of $146.6 million which was 26 percent of sales and covered interest expense by 13 times.

Net income was $83.8 million which resulted in EPS of $1.08, up 9 cents, or 9 percent, from the prior year period.

Cash from operations for the second quarter of $87.6 million led to free cash flow of $78.2 million, down 2 percent from the prior year period primarily due to the timing of income tax payments and higher working capital related to the timing of receivables. Cash from operations for the six months ended June 30, 2017 was $172.6 million which led to free cash flow of $153.0 million, up 8 percent from the comparable prior year period.

The Company repurchased 24 thousand shares of common stock for $2.2 million in the second quarter.

“Focused growth investments, strong execution, and improved market conditions drove solid results across all three segments. Operating margin was up 110 basis points which contributed to a 9 percent increase in EPS. Demand has continued to improve across the majority of our end-markets and I am pleased with 3 percent organic revenue growth, driven mainly by strength within FMT and HST. The 11 percent increase in orders was led by double digit organic order growth at HST along with high single digit organic order growth at FMT and FSDP. The continued strength in order activity generated an additional $12 million of backlog during the quarter.

We continue our commitment to fully fund investments in long-term organic growth opportunities. The growth we experienced in the first half of 2017 supports this investment philosophy as well as our segmentation strategy around our targeted and integrated growth businesses. Our overall capital deployment strategy has not changed as we will continue to pursue strategic M&A, fund shareholder dividends and opportunistically repurchase shares.

Based on the positive results from the first half of the year, combined with continued order strength, we are raising full year 2017 adjusted EPS guidance to $4.18 to $4.23, with third quarter EPS of $1.04 to $1.06. We are also increasing full year 2017 organic revenue growth expectations to approximately 5 percent, with 6 percent growth expected in the third quarter.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Second Quarter 2017 Segment Highlights

Fluid & Metering Technologies

•	Sales of $221.2 million were flat compared to the second quarter of 2016 (+4 percent organic, -3 percent divestitures and -1 percent foreign currency translation).

•
Operating income of $60.0 million resulted in an operating margin of 27.1 percent, a 270 basis point increase compared to the prior year period operating margin primarily due to volume leverage on organic growth, cost savings from prior year restructuring initiatives and lower amortization.

•	EBITDA of $65.6 million resulted in an EBITDA margin of 29.6 percent, a 190 basis point increase compared to the prior year period EBITDA margin.

Health & Science Technologies

•	Sales of $204.4 million reflected a 10 percent increase compared to the second quarter of 2016 (+6 percent organic, +6 percent acquisitions/divestitures and -2 percent foreign currency translation).

•
Operating income of $46.3 million resulted in an operating margin of 22.6 percent, a 60 basis point increase compared to the prior year period operating margin primarily due to higher volume and cost savings from prior year restructuring initiatives.

•	EBITDA of $57.4 million resulted in an EBITDA margin of 28.1 percent, a 30 basis point decrease compared to the prior year period EBITDA margin.

Fire & Safety/Diversified Products

•	Sales of $148.0 million reflected a 4 percent increase compared to the second quarter of 2016 (-1 percent organic, +7 percent acquisition and -2 percent foreign currency translation).

•
Operating income of $37.2 million resulted in an operating margin of 25.1 percent, an 80 basis point increase compared to the prior year period operating margin primarily due to the inclusion of a fair value inventory step-up charge in the prior year period, partially offset by the dilutive impact from prior year acquisitions.

•	EBITDA of $40.3 million resulted in an EBITDA margin of 27.2 percent, a 30 basis point increase compared to the prior year period EBITDA margin.

For the second quarter of 2017, Fluid & Metering Technologies contributed 38 percent of sales, 42 percent of operating income and 40 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 32 percent of operating income and 35 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 26 percent of operating income and 25 percent of EBITDA.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated according to U.S. GAAP excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	For the Quarter Ended June 30,									
	2017					2016 [e]				
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Operating income (loss)	$ 60,029	$ 46,294	$ 37,197	$ (18,387)	$ 125,133	$ 54,172	$ 41,108	$ 34,420	$ (15,877)	$ 113,823
- Other (income) expense - net	447	924	583	(1,582)	372	260	(774)	(450)	(63)	(1,027)
+ Depreciation and amortization	5,987	11,994	3,652	201	21,834	7,587	11,020	3,250	318	22,175
EBITDA	65,569	57,364	40,266	(16,604)	146,595	61,499	52,902	38,120	(15,496)	137,025
- Interest expense					11,304					11,205
- Provision for income taxes					29,613					27,886
- Depreciation and amortization					21,834					22,175
Net income					$ 83,844					$ 75,759
Net sales (eliminations)	$ 221,182	$ 204,409	$ 147,983	$ (208)	$ 573,366	$ 221,810	$ 186,568	$ 141,611	$ (293)	$ 549,696
Operating margin	27.1 %	22.6 %	25.1 %	n/m	21.8 %	24.4 %	22.0 %	24.3 %	n/m	20.7 %
EBITDA margin	29.6 %	28.1 %	27.2 %	n/m	25.6 %	27.7 %	28.4 %	26.9 %	n/m	24.9 %

	For the Six Months Ended June 30,									
	2017					2016 [e]				
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Operating income (loss)	$ 117,842	$ 88,532	$ 69,823	$ (35,393)	$ 240,804	$ 105,875	$ 81,790	$ 60,074	$ (30,571)	$ 217,168
- Other (income) expense - net	477	1,067	619	(2,099)	64	395	(1,164)	(290)	76	(983)
+ Depreciation and amortization	11,631	23,258	7,229	408	42,526	14,843	21,881	4,732	676	42,132
EBITDA	128,996	110,723	76,433	(32,886)	283,266	120,323	104,835	65,096	(29,971)	260,283
- Interest expense					22,856					21,694
- Provision for income taxes					58,141					52,568
- Depreciation and amortization					42,526					42,132
Net income					$ 159,743					$ 143,889
Net sales (eliminations)	$ 437,952	$ 404,088	$ 285,430	$ (552)	$ 1,126,918	$ 433,653	$ 372,911	$ 246,229	$ (525)	$ 1,052,268
Operating margin	26.9 %	21.9 %	24.5 %	n/m	21.4 %	24.4 %	21.9 %	24.4 %	n/m	20.6 %
EBITDA margin	29.5 %	27.4 %	26.8 %	n/m	25.1 %	27.7 %	28.1 %	26.4 %	n/m	24.7 %

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Wednesday, July 26, 2017 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com.

Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13652252.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors, and levels of capital spending in certain industries - all of which could have a material impact on order rates and IDEX’s results, particularly in light of the low levels of order backlogs it typically maintains; its ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the company operates; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX Corporation is an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products built to its customers’ exacting specifications. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION

Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,	
	2017	2016 [e]	2017	2016 [e]
Net sales	$ 573,366	$ 549,696	$ 1,126,918	$1,052,268
Cost of sales	316,441	305,638	619,052	584,875
Gross profit	256,925	244,058	507,866	467,393
Selling, general and administrative expenses	131,792	130,235	262,265	250,225
Restructuring expenses	-	-	4,797	-
Operating income	125,133	113,823	240,804	217,168
Other (income) expense - net	372	(1,027)	64	(983)
Interest expense	11,304	11,205	22,856	21,694
Income before income taxes	113,457	103,645	217,884	196,457
Provision for income taxes	29,613	27,886	58,141	52,568
Net income	$ 83,844	$ 75,759	$ 159,743	$ 143,889
Earnings per Common Share [a]:				
Basic earnings per common share	$ 1.10	$ 1.00	$ 2.09	$ 1.89
Diluted earnings per common share	$ 1.08	$ 0.99	$ 2.07	$ 1.87
Share Data:				
Basic weighted average common shares outstanding	76,220	75,690	76,167	75,719
Diluted weighted average common shares outstanding	77,320	76,674	77,107	76,687

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2017	December 31, 2016
Assets		
Current assets		
Cash and cash equivalents	$ 218,361	$ 235,964
Receivables - net	307,755	272,813
Inventories	264,545	252,859
Other current assets	70,757	61,085
Total current assets	861,418	822,721
Property, plant and equipment - net	254,230	247,816
Goodwill and intangible assets	2,092,179	2,068,096
Other noncurrent assets	16,338	16,311
Total assets	$ 3,224,165	$3,154,944
Liabilities and shareholders' equity		
Current liabilities		
Trade accounts payable	$ 139,377	$ 128,933
Accrued expenses	145,824	152,852
Short-term borrowings	350	1,046
Dividends payable	28,354	26,327
Total current liabilities	313,905	309,158
Long-term borrowings	888,495	1,014,235
Other noncurrent liabilities	294,754	287,657
Total liabilities	1,497,154	1,611,050
Shareholders' equity	1,727,011	1,543,894
Total liabilities and shareholders' equity	$ 3,224,165	$3,154,944

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IDEX CORPORATION

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30, 2017	2016
Cash flows from operating activities		
Net income	$ 159,743	$ 143,889
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation and amortization	18,633	18,986
Amortization of intangible assets	23,893	23,146
Amortization of debt issuance costs	659	758
Share-based compensation expense	12,398	11,603
Deferred income taxes	2,414	3,669
Non-cash interest expense associated with forward starting swaps	3,323	3,443
Changes in (net of the effect from acquisitions):		
Receivables	(31,110)	(22,625)
Inventories	(4,796)	11,386
Other current assets	(8,446)	(17,233)
Trade accounts payable	6,469	(3,367)
Accrued expenses	(9,799)	(12,675)
Other — net	(801)	(2,137)
Net cash flows provided by operating activities	172,580	158,843
Cash flows from investing activities		
Purchases of property, plant and equipment	(19,539)	(17,052)
Acquisition of businesses, net of cash acquired	-	(221,556)
Other — net	96	27
Net cash flows used in investing activities	(19,443)	(238,581)
Cash flows from financing activities		
Borrowings under revolving facilities	33,000	280,391
Proceeds from 3.20% Senior Notes	-	100,000
Proceeds from 3.37% Senior Notes	-	100,000
Payments under revolving facilities	(166,297)	(266,203)
Debt issuance costs	-	(92)
Dividends paid	(54,572)	(51,430)
Proceeds from stock option exercises	12,984	16,934
Purchase of common stock	(9,799)	(55,971)
Unvested shares surrendered for tax withholding	(5,814)	(4,830)
Settlement of foreign exchange contracts	4,406	-
Net cash flows provided by (used in) financing activities	(186,092)	118,799
Effect of exchange rate changes on cash and cash equivalents	15,352	(5,591)
Net increase (decrease)	(17,603)	33,470
Cash and cash equivalents at beginning of year	235,964	328,018
Cash and cash equivalents at end of period	$ 218,361	$ 361,488

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IDEX CORPORATION

Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Quarter Ended June 30, (b)		Six Months Ended June 30, (b)	
	2017	2016 (e)	2017	2016 (e)
Fluid & Metering Technologies				
Net sales	$ 221,182	$ 221,810	$ 437,952	$ 433,653
Operating income (c)	60,029	54,172	117,842	105,875
Operating margin	27.1 %	24.4 %	26.9 %	24.4 %
EBITDA	$ 65,569	$ 61,499	$ 128,996	$ 120,323
EBITDA margin	29.6 %	27.7 %	29.5 %	27.7 %
Depreciation and amortization	$ 5,987	$ 7,587	$ 11,631	$ 14,843
Capital expenditures	2,829	4,323	8,215	7,613
Health & Science Technologies				
Net sales	$ 204,409	$ 186,568	$ 404,088	$ 372,911
Operating income (c)	46,294	41,108	88,532	81,790
Operating margin	22.6 %	22.0 %	21.9 %	21.9 %
EBITDA	$ 57,364	$ 52,902	$ 110,723	$ 104,835
EBITDA margin	28.1 %	28.4 %	27.4 %	28.1 %
Depreciation and amortization	$ 11,994	$ 11,020	$ 23,258	$ 21,881
Capital expenditures	4,901	2,868	8,474	7,005
Fire & Safety/Diversified Products				
Net sales	$ 147,983	$ 141,611	$ 285,430	$ 246,229
Operating income (c)	37,197	34,420	69,823	60,074
Operating margin	25.1 %	24.3 %	24.5 %	24.4 %
EBITDA	$ 40,266	$ 38,120	$ 76,433	$ 65,096
EBITDA margin	27.2 %	26.9 %	26.8 %	26.4 %
Depreciation and amortization	$ 3,652	$ 3,250	$ 7,229	$ 4,732
Capital expenditures	1,477	1,164	2,672	2,271
Corporate Office and Eliminations				
Intersegment sales eliminations	$ (208)	$ (293)	$ (552)	$ (525)
Operating loss (c)	(18,387)	(15,877)	(35,393)	(30,571)
EBITDA	(16,604)	(15,496)	(32,886)	(29,971)
Depreciation and amortization	201	318	408	676
Capital expenditures	170	47	178	163
Company				
Net sales	$ 573,366	$ 549,696	$ 1,126,918	$ 1,052,268
Operating income	125,133	113,823	240,804	217,168
Operating margin	21.8 %	20.7 %	21.4 %	20.6 %
EBITDA	$ 146,595	$ 137,025	$ 283,266	$ 260,283
EBITDA margin	25.6 %	24.9 %	25.1 %	24.7 %
Depreciation and amortization (d)	$ 21,834	$ 22,175	$ 42,526	$ 42,132
Capital expenditures	9,377	8,402	19,539	17,052

(a) Calculated by applying the two-class method of allocating earnings to common stock and participating securities as required by ASC 260, Earnings Per Share.

(b) Three and six month data includes the results of SFC Koenig (September 2016) in the Health & Science Technologies segment and Akron Brass (March 2016) and AWG Fittings (July 2016) in the Fire & Safety/Diversified Products segment from the date of acquisition. Three and six month data also includes the results of Hydra-Stop (July 2016) and IETG (October 2016) in the Fluid & Metering Technologies segment and CVI Japan (September 2016) and CVI Korea (December 2016) in the Health & Science Technologies segment through the date of disposition.

(c) Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.

(d) Depreciation and amortization excludes amortization of debt issuance costs.

(e) Certain amounts in the prior year presentation have been reclassified to conform to the current presentation due to the early adoption of ASU 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.